Exhibit 10-2

CONVERTIBLE  PROMISSORY NOTE

Four Hundred Thousand Dollar ($400,000.00) 9% Per Annum	Issue Date: May 7, 2008
Maturity Date: December 1, 2009

FOR VALUE RECEIVED, Cellceutix Corporation, a publicly owned Nevada corporation with offices at 187 Ballardvale St, Suite A225, Wilmington, Massachusetts 01887 (the "Maker"), promises to pay to the order of Putnam Partners, White Star LLC and Dahlia Nordlicht, having an address at _________________________ (the "Holder") or its successor or assigns, in lawful money of the United States of America, the principal sum of Four Hundred Thousand  Dollars ($400,000.00) (the “Principal Amount”), together with interest on the unpaid Principal Amount at the rate of Nine Percent (9%) per annum.  The Maker and the Holder are sometimes hereinafter individually referred to as a “Party” and collectively as the “Parties”.

1.           Payment.  The full principal amount of this Note, together with any unpaid interest shall be due and payable at the offices of the Holder on the first day of the nineteenth month (the “Due Date”).

2.           Waiver of Presentment, Etc. The Maker of this Note hereby waives presentment of payment, demand, notice of non-payment and dishonor, protest and notice of protest; and waives trial by jury in any action or proceeding arising on, out of, under or by reason of this Note.  The rights and remedies of the Holder under this Note shall be deemed cumulative, and the Holder’s exercise of any right or remedy hereunder shall not be regarded as barring any other right or remedy that the Holder may have in law or in equity. The institution of any action or recovery of any portion of the indebtedness evidenced by this Note shall not be deemed a waiver of any other right of the Holder hereto.

3.           Conversion.

A.           Conversion.  At any time and at the Holder’s sole discretion, the Holder may convert all or any portion of the outstanding principal amount due under the Note to be paid at maturity into a number of shares of the Maker’s common stock, par value $0.001 (the “Common Stock”) equal to any and all unpaid principal and interest on the Note divided by the price of $1.50 per share of Common Stock (the “Conversion Price”).

B.           Manner of Conversion.  Holder shall give Maker five (5) days prior written notice of its election to convert (the “Notice of Conversion”) any portion of principal due under this Note into shares of the maker’s Common Stock (the “Convertible Shares”).  In the Notice of Conversion, the Holder shall specify the amount of principal sought to be converted together with the number and denomination of certificates, if more than one, to be prepared and delivered representing the Convertible Shares. The Maker shall, within five business (5) days of its receipt of the Notice of Conversion, cause its transfer agent to transfer and deliver to the Holder of such certificate or certificates.

C.           Reservation of Common stock.  The Maker shall take or has taken all steps necessary to reserve a sufficient number of its authorized but unissued shares of common stock for issuance of the Convertible Shares upon conversion of this Note.

D.           Adjustment of Conversion Rate.  The rate at which each Convertible Share may be converted into common stock of the Maker (hereinafter called the “Conversion Rate”) shall be subject to the following adjustments:

(i)  Any dividend to holders of Common Stock in shares of Common Stock shall be considered a subdivision of the outstanding shares of common stock and an adjustment in the Conversion Rate shall be made with respect to the subdivision of outstanding shares of common stock; and

(ii)  In case the Maker shall be reorganized or recapitalized or shall be consolidated with or merged into another Maker, or shall sell or transfer its property and assets as, or substantially as, an entirety, proper provisions shall be made as part of the terms of such reorganization, recapitalization, consolidation, merger, sale or transfer whereby the holder of any Convertible Shares outstanding immediately prior to such event shall thereafter be entitled to such conversion rights with respect to securities of the Maker resulting from such reorganization, recapitalization, consolidation or merger, or to which such sale or transfer shall be made, as shall be substantially equivalent to the conversion rights provided for herein with respect to such Convertible Shares;

E.           Limitation on Conversions.

(i)           Notwithstanding anything to the contrary set forth in this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon the Holder providing the Maker with sixty-one (61) days advance written notice (the “Waiver Notice”) that the Holder would like to waive this Section 3(E)(i) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3(E)(i) will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice.

(b)           Notwithstanding anything to the contrary set forth in this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing the Maker with a Waiver Notice, sixty-one (61) days in advance, that the Holder would like to waive Section 3(E)(ii) of this Note with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3(E)(ii) shall be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice.

4.  Events of Default.   If one or more of the following events shall occur:

                      A.            The Maker shall fail to pay any installment of principal or interest due under this Note; or

B.           Any change in control of the Maker as construed by the Federal securities laws; or
C.           The making of a general assignment for the benefit of creditors by the Maker, Cellceutix Delaware or any guarantor; or

D.           The filing of any petition or the commencement of any proceeding by or against the Maker, Cellceutix Delaware or any guarantor for any relief under any bankruptcy, or insolvency laws or any laws related to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions; or

E.           The appointment of a receiver of or the issuance of making of a writ or order of attachment or garnishment against, a majority of the property or assets of the Maker, Cellceutix Delaware or any guarantor; or

F.           The filing of a tax lien or warrant or judgment in favor of the United States of America or the State of Nevada in an amount in excess of Ten Thousand ($10,000) Dollars where said lien or judgment is not satisfied and discharged within ten (10) days from the date of such filing;

G.           The Maker or any guarantor shall have breached any of its obligations under the Security Agreement (the “Security Agreement”), dated as of the date hereof, among the Maker, Cellceutix Pharma, Inc., a Delaware corporation (“Cellceutix Delaware”), and the Holder or Cellceutix Delaware shall have breached its obligations under the Guarantee, dated as of the date hereof, delivered to the Holder; or

H.           (i) The Maker or Cellceutix Delaware shall default on any of its respective obligations under any mortgage, credit agreement, indenture, note or other agreement under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that involves an obligation in excess of Fifty Thousand Dollars ($50,000) or (ii) any monetary judgment, writ or similar final process shall be entered or filed against the Maker or Cellceutix Delaware or any of their respective properties or assets for more than Fifty Thousand Dollars ($50,000), and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 20 calendar days.

then and in such event (an “Event of Default”), the Maker will be deemed to have defaulted under this Note and the Holder may exercise any and all rights and remedies granted hereunder and under law, including, without limitation, at the Holder’s election, acceleration of all outstanding principal and interest due hereunder.

5.           Holder’s Investment Intent. The Holder has been advised, and by the acceptance of this Note, hereby agrees, accepts and acknowledges:

A.           That neither this nor any of the Convertible Shares to be delivered hereunder shall have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under state securities law, and that both the Maker and its present management are relying upon an exemption from registration based upon the investment and other representations of the Holder;

B.           The Holder, upon exercise of the conversion privileges of this Note, will be acquiring the Convertible Shares for investment purposes and without any view to the transfer or resale thereof and that such Convertible Shares shall not be sold, transferred, assigned, pledged or hypothecated in any violation of the Securities Act, or the applicable securities laws of any state;

C.           The Holder further covenant and agree that the certificates representing all of the Convertible Shares shall be the subject of a stop transfer order on the books and records of the Maker or its transfer agent and shall bear a restrictive legend in substantially the following form:

"The shares represented by this certificate have not been registered under the Securities Act of 1933 as amended. They may not be sold, assigned or transferred in the absence of an effective registration statement for the Shares under the said Securities Act, receipt of a 'no action' letter from the Securities and Exchange Commission or an opinion of counsel satisfactory to the Corporation that registration is not required under said Securities Act."

6.           Notices.  Any notice required or contemplated by this Note shall be deemed sufficiently given if delivered in person or sent by registered or certified mail or priority overnight package delivery service to the principal office of the Party entitled to notice or at such other address as the same may designate in a notice for that purpose.  All notices shall be deemed to have been made upon receipt, in the case of mail or personal delivery, or on the next business day, in the case of priority overnight package delivery service.

7.           Attorneys Fees. The Maker hereby agrees to pay the Holder’s attorneys fees, disbursements and expenses incurred by the Holder in connection with the enforcement of the Holder’s rights under this Note.

8.           Headings.  The headings in this Note are solely for convenience of reference and shall not affect its interpretation.

9.           Laws of the State of New York.  This Note shall be deemed to be made, executed and delivered in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of New York, irrespective of the place of domicile or residence of the Maker. In the event of controversy arising out of the interpretation, construction, performance or breach of  this Note, the Parties hereby agree and consent to the jurisdiction and venue of the Supreme Court of the State of New York, New York County; or the United States District Court for the Southern District of New York, and further agree and consent that personal service or process in any such action or proceeding outside of the State of New York and in New York County shall be tantamount to service in person or within the State of New York and in New York County and shall confer personal jurisdiction and venue on either of the said courts.

10.           Prepayment.  The Maker shall have the right to prepay the Note on 30 days prior written notice to the Holder without penalty.

11.           Notices of Record Date, Etc. in the Event of Certain Events.  The Maker shall furnish the Holder with 30 days advance written notice of any of the following action:

A.  Any capital reorganization of the Maker, any reclassification or recapitalization of the capital stock of the Maker or any transfer of all or substantially all of the assets of the Maker to any other person or any consolidation or merger involving the Maker; or

B.  Any voluntary or involuntary dissolution, liquidation or winding-up of the Maker. In such event, the Maker will mail to the Holder at least 30 days prior to the earliest date specified in the legal document filed with a court of competent jurisdiction and/or any governmental authority, a notice specifying:

(i) The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

(ii) The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon; or

C. Any taking by the Maker of a record of the holders of any class of securities of the Maker for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right.

12.           Assignment and Binding Effect.  This Note is binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither the Maker nor the Holder shall assign or transfer any rights or obligations hereunder, except that: (a) the Maker may assign or transfer this Note to a successor corporation in the event of a merger, consolidation or transfer or sale of all or substantially all of the assets of the Maker, provided (i) that no such assignment shall relieve the Maker from liability for the obligations assumed by it hereunder and (ii) the assignee or transferee shall specifically assume in writing all of the obligations of the Maker set forth in this Note; and (b) on ten days advance written notice to the Maker, the Holder may assign this Note to an entity controled by or under common control of the Holder or any parent or affiliate thereof..

13.             Loss, Theft, Destruction or Mutilation.  In case this Note shall become mutilated or defaced or be destroyed, lost or stolen,  the Maker shall execute and deliver a new Note in exchange for and upon surrender and cancellation of such mutilated or defaced Note or in lieu of and in substitution for such Note so destroyed, lost or stolen, upon the Holder of such Note filing with the Maker evidence reasonably satisfactory to  the Maker that such Note has been so mutilated, defaced, destroyed, lost or stolen and of the ownership thereof by the Holder as may be necessary; provided, however, that the Maker shall be entitled, as a condition to the execution and delivery of such new Note, to demand indemnity satisfactory to it and payment of reasonable expenses and charges incurred in connection with the delivery of such new Note.

14.             Captions.  The captions herein are included for convenience of reference and shall be ignored in the construction or interpretation hereof.

15.             Entire Agreement.  Each of the Parties hereby covenants that this Note is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the Parties hereby with respect to the subject matter of this Note, and that there exists no oral agreement or understanding, express or implied liability, whereby the absolute, final and unconditional character and nature of the Note shall be in any way invalidated, empowered or affected.  There are no provisions affecting or interpreting this Note other than those set forth herein.

CELLCEUTIX CORPORATION

By: /s/ George W. Evans
George W. Evans, Chief Executive Officer